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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  October 11, 1995



                        AMERICAN HEALTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                     1-9381               95-4084878
(State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)             File Number)        Identification No.)



6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
             ENGLEWOOD, COLORADO                              80111
  (Address of principal executive offices)                  (Zip Code)



      Registrant's telephone number, including area code:  (303) 796-9793





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Item 5.  Other Events.


Core Group Developments

         The Company has received $29.24 million as proceeds from the sale of its interest in a mortgage loan on the Austin Diagnostic Hospital located in Austin, Texas. On October 11, 1995, the operator of the facility, a subsidiary of Columbia/HCA Healthcare Corporation, exercised its option to purchase the loan from its holders for 110% of the outstanding principal balance of the loan. The amounts received by the Company included $26.5 million in principal and a $2.65 million prepayment premium. The Company intends to use the funds received from the sale of the loan to reduce outstanding borrowings under the Company's revolving credit facility.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 11, 1995                 AMERICAN HEALTH PROPERTIES, INC.
                                        (Registrant)



                                        By: /s/ Michael J. McGee
                                            ---------------------------------
                                            Michael J. McGee
                                            Treasurer





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